                                                                       Exhibit 8

                                                                         LIBERTY
[Date]


Board of Directors
Commercial Federal Corporation
2120 South 72nd Street
P.O. Box 1103, Downtown Station
Omaha, NE  68101

Members of the Board:

Commercial Federal Corporation has requested our opinion regarding the Federal income tax consequences of the proposed merger of Liberty Financial Corporation (hereinafter, Company) into Commercial Federal Corporation (hereinafter, Commercial) and the merger of Liberty Bank & Trust, Bloomfield (hereinafter, Bloomfield); Liberty Bank & Trust, Forest City (hereinafter, Forest City); Liberty Bank & Trust, Johnston (hereinafter, Johnston); Liberty Bank & Trust, Lake Mills (hereinafter, Lake Mills); Liberty Bank & Trust, Mason City (hereinafter, Mason City); Liberty Bank & Trust, N.A., Pocahontas (hereinafter, Pocahontas); Liberty Bank & Trust, Tucson (hereinafter, Tucson); and Liberty Bank and Trust, Woodbine (hereinafter, Woodbine) into Commercial Federal Bank (hereinafter, Bank). (As used hereinafter, the term "Liberty Banks" and/or "Liberty Bank" refers collectively or individually, as the case may be, to the financial institutions listed in the preceding sentence which are subsidiaries of Company.) The conclusions presented herein represent our understanding of the transaction as represented to us in the Reorganization and Merger Agreement between Commercial and Bank and Company and Liberty Banks dated August 18, 1997 (hereinafter, Merger Agreement), your letter of representations dated ________ __, 199_, a letter of representations dated __________ __, 199_, received from Company, a letter of representation received from Housley, Kantarian & Bronstein dated _________ __, 199_; Form S-4 dated _______ __, 199_, the facts as set forth below, and Federal income tax law as it exists today.

FACTS
-----
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Board of Directors
___________, 199__
Page 2


Company is headquartered in West Des Moines, Iowa, is incorporated under ____ law and is a holding company that conducts no independent business activity. Company's primary asset is the stock it owns in Liberty Banks. Company is authorized to issue ___________ shares of common stock, par value $__.__ per share. Company's stock is owned by seventeen shareholders, three of whom own __.__% of the total shares outstanding.

Bloomfield is incorporated under the laws of _________. Bloomfield is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. Bloomfield is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Bloomfield will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, Bloomfield joins in the filing of a consolidated corporate income tax return with Company.

Forest City is incorporated under the laws of _________. Forest City is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. Forest City is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Forest City will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, Forest City joins in the filing of a consolidated corporate income tax return with Company.

Johnston is incorporated under the laws of _________. Johnston is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. Johnston is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Johnston will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax
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Board of Directors
___________, 199__
Page 3


purposes, Johnston joins in the filing of a consolidated corporate income tax return with Company.

Lake City is incorporated under the laws of _________. Lake City is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. Lake City is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Lake City will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, Lake City joins in the filing of a consolidated corporate income tax return with Company.

Lake Mills is incorporated under the laws of _________. Lake Mills is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. Lake Mills is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Lake Mills will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, Lake Mills joins in the filing of a consolidated corporate income tax return with Company.

Mason City is incorporated under the laws of _________. Mason City is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. Mason City is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Mason City will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, Mason City joins in the filing of a consolidated corporate income tax return with Company

Pocahontas is incorporated under the laws of _________. Pocahontas is a banking institution whose principal business is the acceptance of deposits from the general public and the
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Board of Directors
___________, 199__
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origination, purchase, sale and servicing of loans to its customers. Pocahontas is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Pocahontas will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, Pocahontas joins in the filing of a consolidated corporate income tax return with Company.

[ADD DESCRIPTION OF POCAHONTAS`S REDEMPTION OF 35 MINORITY SHARES.]

Tucson is incorporated under the laws of _________. Tucson is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. Tucson is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Tucson will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, Tucson joins in the filing of a consolidated corporate income tax return with Company.

Woodbine is incorporated under the laws of _________. Woodbine is a banking institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of loans to its customers. Woodbine is authorized to issue __________ shares of common stock, par value $__.__ per share, and __________ shares of preferred stock. At the merger date, Woodbine will have ________ shares of common stock outstanding, and ________ outstanding shares of preferred stock. For federal income tax purposes, Woodbine joins in the filing of a consolidated corporate income tax return with Company.

Commercial is headquartered in Omaha, Nebraska, is a unitary non-diversified savings and loan holding company incorporated under Nebraska law and is a holding company that conducts no independent business activity. Commercial's primary asset is the stock it owns in Bank. Commercial is authorized to issue ___________ shares of common stock, par value $.01 per share and _____________ shares of preferred stock, par value $0.01 per share. At the merger date, Commercial will have _____________ shares of common outstanding and no shares of
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Board of Directors
___________, 199__
Page 5


preferred stock outstanding. Commercial's common stock is traded over the New York Stock Exchange.

Bank is incorporated under the laws of the United States. Bank is a savings institution whose principal business is the acceptance of deposits from the general public and the origination, purchase, sale and servicing of mortgage loans for the purpose of constructing, financing or refinancing one- to four-family dwellings, and other residential and commercial real estate. Bank is authorized to issue ___________ shares of common stock, par value $.01 per share and __________ shares of preferred stock, no par value. At the merger date, Bank will have ____________ shares of common stock outstanding and no shares of preferred stock outstanding. For federal income tax purposes, Bank joins in the filing of a consolidated corporate income tax return with Commercial.

Commercial and Company have determined that a number of business reasons exist for the mergers including:

[INFORMATION TO BE PROVIDED BY COMMERCIAL FEDERAL.]

The proposed mergers will be completed as follows and in the following order:

1) Upon approval by the shareholders of both Company and Commercial and pursuant to the corporation laws of the States of Nebraska and Iowa, Company will merge with and into Commercial, with Commercial surviving and Company ceasing to exist. (Hereinafter, the merger of Company with and into Commercial will be referred to as the Acquisition Merger.) Company's shareholders will exchange each share of Company common stock for 0.306 of a share of Commercial common stock. Commercial will not issue fractional shares but instead will distribute cash to the Company shareholders to the extent of fractional shares. Any shares of Company common stock held by a holder who dissents from the Acquisition Merger shall be entitled under the Iowa Business Corporation Act to obtain payment for the value of such shares, pursuant to the applicable provisions of such Act. Payment to dissenting shareholders will be made either by Company (if such dissent
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Board of Directors
___________, 199__
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    occurs prior to the Acquisition Merger) or by Commercial (if such dissent occurs simultaneous with the Acquisition Merger).

2) All shares of Commercial common stock to be exchanged as a result of the Acquisition Merger will be issued to the former Company common shareholders at the consummation of such merger. No shares will be held back or placed in escrow due to covenants and/or assurances in the Merger Agreement.

3) Following the Acquisition Merger and pursuant to the corporation laws of the United States, Liberty Banks will merge with and into Bank, with Bank surviving. (Hereinafter, the merger of Liberty Banks with and into Bank will be referred to as the Bank Merger.) As a result of the Bank Merger, the shares of Liberty Banks common stock issued and outstanding immediately prior to the transfer will be canceled and the shares of Bank stock outstanding immediately before the merger will constitute the only shares of capital stock of Bank. Following the transaction, Liberty Banks will cease to exist.

REPRESENTATIONS
---------------

Acquisition Merger
------------------

In your letter dated _______ __, 199_, the following representations of fact were made regarding the Acquisition Merger:

 . The fair market value of the Commercial stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange

 . Commercial has no plan or intention to re-acquire any of its stock issued in the transaction.

 . Following the transaction, Commercial intends to continue Company's historic business or use a significant portion of Company's historic business assets in a business.
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Board of Directors
___________, 199__
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 .  Commercial has no plan or intention to sell or otherwise dispose of any assets of Company acquired in the transaction, except for the disposition of the stock of Liberty Banks in the Bank Merger, dispositions made in the ordinary course of business, or transfers described in Section 368(a)(2)(C)/1/.

 . Commercial will pay its own expenses, if any, incurred in connection with the transaction.

 . There is no intercorporate indebtedness existing between Company and Commercial that was issued, acquired, or will be settled at a discount.

 .  Commercial is not an investment company as defined in Section
   368(a)(2)(F)(iii) and (iv). The term investment company in this context means a corporation 50% or more of the value of whose total assets are stock and securities and 80% of more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets.

 . The payment of cash in lieu of fractional shares of Commercial is solely for the purpose of avoiding the expense and inconvenience to Commercial of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration to be paid in the transaction to the Company shareholders, instead of issuing fractional shares of Commercial stock, will not exceed 1% of the total consideration to be given in the transaction to the Company shareholders in exchange for their shares of Company stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash in an amount equal to or greater than the value of one full share of Commercial stock.

---------------------
/1/ All references herein to Sections or Code are to the Internal Revenue Code of 1986, as amended.

Board of Directors
___________, 199__
Page 8


In its letter of ___________, __, 199_, Housley, Kantarian & Bronstein indicated that, in their opinion, the Acquisition Merger will qualify as a merger under the applicable laws of Nebraska and Iowa.

In its letter of ________ __, 1997, Company made the following representations of fact regarding the Acquisition Merger:

 .  On December 31, 1996, ___________, _____________, _____________,
   _____________, _____________, _____________, ___________, and ___________
   merged with and into KPW Financial Corporation, a predecessor corporation to Company. Also on that date, KPW Financial Corporation acquired all of the outstanding shares of Liberty Leasing Company and Liberty Financial Corporation. These transactions were separate and distinct from the merger of Company with and into Commercial and none of these transactions were consummated in contemplation of the merger of Company with and into Commercial.

 . The fair market value of the Commercial stock received by each Company shareholder will be approximately equal to the fair market value of the Company stock surrendered in the exchange.

 . There is no plan or intention by the shareholders of Company who own 1% or more of the Company common stock, and to the best of the knowledge of the management of Company, there is no plan or intention on the part of the remaining common shareholders of Company to sell, exchange, or otherwise dispose of a number of shares of Commercial stock received in the transaction that would reduce the Company shareholders' ownership of Commercial stock to a number of shares having a value, as of the date of the transaction, of less than 50% of the value of all of the formerly outstanding common stock of Company as of the same date. For purposes of this representation, shares of Company common stock surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Commercial stock will be treated as outstanding Company common stock on the date of the transaction. Moreover, shares of Company common stock and shares of Commercial stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.
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Board of Directors
___________, 199__
Page 9

 . The liabilities of Company assumed by Commercial and the liabilities to which the transferred assets of Company are subject were incurred by Company in the ordinary course of its business.

 . Company and the shareholders of Company will pay their respective expenses, if any, incurred in connection with the transaction.

 . There is no intercorporate indebtedness existing between Company and Commercial that was issued, acquired, or will be settled at a discount.

 . Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv). The term investment company in this context means a corporation 50% or more of the value of whose total assets are stock and securities and 80% of more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets.

 . Company is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

 . The fair market value of the assets of Company transferred to Commercial will equal or exceed the sum of the liabilities assumed by Commercial plus the amount of liabilities, if any, to which the transferred assets are subject.

 .  None of the compensation received by any shareholder-employees of Company will be separate consideration for, or allocable to, any of their shares of Company stock; none of the shares of Commercial stock received by any Company shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any Company shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.
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Board of Directors
___________, 199__
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Bank Merger
-----------

In your letter dated _________ __, 199_, the following representations of fact were made regarding the Bank Merger:

 . Following the transaction, Bank intends to continue the historic business of each Liberty Bank or use a significant portion of the historic business assets of each Liberty Bank in a business

 . Bank has no plan or intention to sell or otherwise dispose of any of the assets of Liberty Banks acquired in the Bank Merger, except for dispositions made in the ordinary course of business, or transfers described in Section 368(a)(2)(C).

 . Commercial has no plan or intention to sell or otherwise dispose of the stock of Bank following its merger with Liberty Banks.

 . Liberty Bank and Commercial will each pay their own expenses, if any, incurred in connection with the transaction.

 . There is no intercorporate indebtedness existing between Liberty Banks and Bank that was issued, acquired, or will be settled at a discount.

 .  Bank is not an investment company as defined in Section 368(a)(2)(F)(iii) and
   (iv). The term investment company in this context means a corporation 50% or more of the value of whose total assets are stock and securities and 80% of more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets.

In its letter of ___________, __, 199_, Housley, Kantarian & Bronstein indicated that, in their opinion, the Bank Merger will qualify as a merger under the applicable federal laws.

Board of Directors
___________, 199__
Page 11

In its letter of ________ __, 199_, Company made the following representations of fact regarding the Bank Merger:

 . Bank will acquire at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by each Liberty Bank immediately prior to the transaction. For purposes of this representation, amounts paid by each Liberty Bank to dissenters, each Liberty Bank's assets used to pay their reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by each Liberty Bank immediately preceding the transfer, will be included as assets of each Liberty Bank held immediately prior to the transaction.

 . The liabilities of Liberty Banks to be assumed by Bank and the liabilities to which the transferred assets of Liberty Banks are subject were incurred by Liberty Banks in the ordinary course of its business.

 . Liberty Banks will each pay their expenses, if any, incurred in connection with the transaction

 . There is no intercorporate indebtedness existing between Liberty Banks and Bank that was issued, acquired, or will be settled at a discount.

 .  Liberty Banks are not an investment company as defined in Section
   368(a)(2)(F)(iii) and (iv). The term investment company in this context means a corporation 50% or more of the value of whose total assets are stock and securities and 80% of more of the value of whose total assets are assets held for investment. In making the 50% and 80% determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets.

 .  Liberty Banks are not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).
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Board of Directors
___________, 199__
Page 12


 . The fair market value of the assets of Liberty Banks to be transferred to Bank will equal or exceed the sum of the liabilities to be assumed by Bank plus the amount of liabilities, if any, to which the transferred assets are subject.

 . The total adjusted basis of the assets of Liberty Banks transferred to Bank will equal or exceed the sum of the liabilities assumed by Bank, plus the amount of the liabilities, if any, to which the transferred assets are subject.

OPINION
-------

Acquisition Merger
------------------

Based on the facts contained herein, the Merger Agreement, the representations of facts as set forth in your letter dated ________ __, 199_; the representations of fact contained in the letter of _______ __, 199_ from Company; the opinion letter of _________ __, 199_ from Housley Kantarian & Bronstein; and our assumption that the Acquisition Merger will be consummated as described in the Merger Agreement and Form S-4 as filed with the Securities and Exchange Commission, it is our opinion that the federal income tax consequences of the proposed Acquisition Merger are as follows:

 . The merger of Company with and into Commercial, with Commercial surviving, should qualify as a reorganization within the meaning of Section 368(a)(1)(A). Company and Commercial should each be a "party to a reorganization" within the meaning of Section 368(b).

 . Company should recognize no gain or loss on the transfer of its assets to Commercial in exchange for the Commercial common stock, cash, if any, and the assumption of its liabilities by Commercial, by reason of the application of Sections 361(a), 361(b) and 357(a).
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Board of Directors
___________, 199__
Page 13


 . No gain or loss should be recognized by Company upon the distribution of the Commercial common stock to the Company shareholders, by reason of the application of Section 361(c)(1).

 . No gain or loss should be recognized by Commercial on the receipt of Company's assets in exchange for Commercial common stock, and the assumption by Commercial of Company's liabilities, by reason of the application of
   Section 1032(a).

 . The basis of the assets of Company in the hands of Commercial should be the same as the basis of such assets in the hands of Company immediately prior to the reorganization, by reason of the application of Section 362(b).

 . The holding period of the property acquired by Commercial from Company should include the holding period of such property in the hands of Company immediately prior to the reorganization, by reason of the application of
   Section 1223(2).

 . No gain or loss should be recognized by the former Company shareholders upon the exchange of their Company common stock for the Commercial common stock (including fractional shares which they otherwise might be entitled to receive), by reason of the application of Section 354(a).

 . The basis of the Commercial common stock (including fractional share interests a Company shareholder would otherwise be entitled to receive) to be received by a Company shareholder who exchanges Company stock for Commercial common stock and cash should be the same as the basis of the Company stock surrendered in the exchange by reason of Section 358(a)(1).

 . The holding period of the Commercial common stock (including fractional share interests that they would otherwise be entitled to receive) to be received by Company shareholders should, in each instance, include the holding period of the Company shares surrendered in the exchange, provided Company stock was held as a capital asset on the date of the exchange, by reason of the application of Section 1223(1).
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Board of Directors
___________, 199__
Page 14


 . Commercial as the survivor should succeed to and take into account as of the close of the day of the distribution or transfer the items of Company described in Section 381(c) , subject to the conditions and limitations specified in Sections 381(b) and 381(c), by reason of the application of
   Section 381(a)(2).

 .  As provided in Section 381(c)(2) and Regulation Section 1.381(c)(2)-1,
   Commercial as the survivor should succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Company as of the date or dates of transfer. Any deficit in earnings and profits of either Commercial or Company should be used only to offset earnings and profits accumulated after the date of transfer.

 . Cash received by a shareholder of Company otherwise entitled to receive a fractional share of Commercial common stock in exchange for his Company stock should be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Commercial. These cash payments should be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a). This receipt of cash should result in gain or loss measured by the difference between the basis of such fractional share interest and the cash received. Such gain or loss should be capital gain or loss to the former Company shareholder, provided the Company stock was a capital asset in such former shareholder's hands and as such, should be subject to the provisions and limitations of Subchapter P of Chapter 1 (Rev. Rul. 66-365, 1966-1 C.B. 116; and Rev. Rul. 77-41, 1977-2
   C.B. 574).

 . Where cash is received by a dissenting shareholder of Company, such cash should be treated as received by the dissenting shareholder as a distribution in redemption of his stock, subject to the provisions and limitations of
   Section 302.

Bank Merger
-----------

Based on the facts contained herein, the Merger Agreement, the representations of facts as set forth in your letter dated ____________ __, 199_; the representations of fact contained in the

Board of Directors
___________, 199__
Page 15


letter of _________ __, 199_, from Company; the opinion letter of Housely Kantarian & Bronstein of _______ __, 199_ that the Bank Merger will qualify as a merger under the applicable laws of the United States; and our assumption that the Bank Merger will be consummated as described in the Merger Agreement and Form S-4 as filed with the Securities and Exchange Commission, it is our opinion that the federal income tax consequences of the proposed Bank Merger are as follows:

 . The merger of Liberty Banks with and into Bank, with Bank surviving, should qualify as a reorganization within the meaning of Section 368(a)(1)(A). Liberty Banks and Bank should each be a "party to a reorganization" within the meaning of Section 368(b).

 . Liberty Banks should recognize no gain or loss on the transfer of its assets to Bank in constructive exchange for the stock of Bank and the assumption of Liberty Banks' liabilities by Bank, by reason of the application of Sections 361(a), 357(a) and Section 357(c).

 . No gain or loss should be recognized by Bank on the receipt of Liberty Banks' assets in constructive exchange for Bank stock, and the assumption by Bank of Liberty Banks' liabilities, by reason of the application of Section 1032(a).

 . The basis of the assets of Liberty Banks in the hands of Bank should be the same as the basis of such assets in the hands of Liberty Banks immediately prior to the reorganization, by reason of the application of Section 362(b).

 . The holding period of the property acquired by Bank from Liberty Banks should include the holding period of such property in the hands of Liberty Banks immediately prior to the Bank Merger, by reason of the application of Section 1223(2).

 . No gain or loss should be recognized by Commercial upon the constructive exchange of Bank stock for Liberty Banks common stock, by reason of the application of Section 354(a)(1).

Board of Directors
___________, 199__
Page 16


 . The basis of the Bank stock held by Commercial after the Bank Merger should be the same as the basis in the stock immediately before the merger, plus its basis in the Liberty Banks stock canceled in the merger, by reason of the application of Section 358(a)./2/

 . The holding period of the Bank stock constructively received by Commercial in the transaction should include the period in which the Liberty Banks stock was held by Commercial provided the Liberty Banks stock was held as a capital asset on the date of the exchange, by reason of the application of Section 1223(1).

 . Bank as the survivor should succeed to and take into account as of the close of the day of the distribution or transfer the items of Liberty Banks described in Section 381(c), subject to the conditions and limitations specified in Sections 381(b) and 381(c), by reason of the application of
   Section 381(a)(2). Under Regulation Section 1.381(c)(4)-1(a)(1)(ii), Bank should succeed to and take into account the dollar amount of Liberty Bank's reserve for bad debts accumulated in prior years under Section 593.

 .  As provided in Section 381(c)(2) and Regulation Section 1.381(c)(2)-1/3/,
   Bank as the survivor should succeed to and take into account the earnings and profits, or deficit in earnings and profits, of Liberty Banks as of the date of transfer. Any deficit in earnings and profits of either Liberty Banks or Bank should be used only to offset earnings and profits accumulated after the date or dates of transfer.


APPLICABLE LAW
--------------

---------------------
/2/ The Internal Revenue Service sometimes treats reorganizations structured like the Bank Merger as a reorganization within the meaning of Section 368(a)(1)(A) by reason of the application of Section 368(a)(2)(D) of the Code. If the Bank Merger is a reorganization under Section 368(a)(1)(A) and
    Section 368(a)(2)(D), then the basis of the Bank common stock in the hands of Commercial will be increased, generally, by the net asset basis of Liberty Banks. See Treas. Reg. Section 1.358-6(b) and (c).

/3/ All references herein to the Regulations are to the Income Tax Regulations issued by the Department of the Treasury as of the date of this letter.

Board of Directors
___________, 199__
Page 17


Section 368(a)(1)(A) provides that the term "reorganization" means a statutory merger or consolidation. Regulation Section 1.368-2(b)(1) provides that in order to qualify as a reorganization under Section 368(a)(1)(A), the Acquisition Merger and the Bank Merger must be mergers effected pursuant to the applicable state or Federal corporation laws. It has been represented that the Acquisition Merger will qualify as a statutory merger under the applicable Nebraska and Iowa law and that the Bank Merger will qualify as a statutory merger under the applicable Federal law.

In addition to the requirements set forth in the statute, in order for a transaction to be a tax-free reorganization, certain requirements set forth in the regulations under Section 368 must also be met. Regulation Section 1.368-1(b) provides that the purpose of the reorganization provisions of the Code is to except from the general rule of taxability certain specifically described exchanges incident to such readjustments of corporate structures made in one of the particular ways specified in the Code as are required by business exigencies and which affect only a readjustment of continuing interest in property under modified corporate form. To qualify as a tax free reorganization under the Code, a number of criteria must be met including 1) a valid business purpose for the transaction, 2) continuity of the business enterprise under the modified corporate form and 3) continuity of ownership interest on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization.

To be treated as a reorganization described in Section 368(a)(1)(A) , the transaction must be planned and carried out for a genuine business purpose. As enumerated in the Form S-4 filed with the Securities and Exchange Commission, a number of business reasons exist for the Acquisition Merger and Bank Merger including:

[INFORMATION TO BE PROVIDED BY COMMERCIAL FEDERAL.]

Accordingly, the business purpose requirement should be met for both the Acquisition Merger and the Bank Merger.

Regulation Section 1.368-1(d) provides that continuity of business enterprise requires that the acquiring corporation either (i) continue the acquired corporation's historic business or (ii) use a
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significant portion of the acquired corporation's historic assets in a business.
It has been represented that following the Acquisition Merger, Commercial intends to continue Company's historic business or use a significant portion of Company's historic business assets in a business. It has also been represented that following the Bank Merger, Bank intends to continue Liberty Bank's historic business or use a significant portion of Liberty Bank's historic business assets in a business.

According to Rev. Rul. 85-198, 1985-2 C.B. 120, the continuity of business enterprise requirement of Regulation Section 1.368-1(d) is satisfied when the business of a former subsidiary of a merged bank holding company is carried on in the same manner and form indirectly, through a second tier subsidiary, of the surviving bank holding company. Though the facts are slightly different in this case as Liberty Banks will merge into Bank instead of operating as a second tier subsidiary of Commercial, Liberty Bank's operations will continue to be carried on indirectly through Bank. Accordingly, the continuity of business enterprise requirement should be met for both Acquisition Merger and Bank Merger.

Under Regulation Section 1.368-1(b), there must be a continuing interest on the part of those shareholders who, directly or indirectly, were the shareholders of the enterprise prior to the reorganization. Rev. Proc. 77-37, 1977-2 C.B. 568 provides that the "continuity of interest" requirement of Regulation Section 1.368-1(b) is satisfied if the former shareholders of the acquired corporation own, as a result of the transaction, stock in the acquiring corporation having a value equal to at least 50% of the value of all of the formerly outstanding stock of the acquired corporation as of the same date. It is not necessary that each shareholder of the acquired corporation receive in the exchange stock of the acquiring corporation, which is equal in value to at least 50% of the value of his former stock interest in the acquired corporation, so long as one or more of the shareholders of the acquired corporation have a continuing interest through stock ownership in the acquiring corporation which is, in the aggregate, equal in value to at least 50% of the value of all of the formerly outstanding stock of the acquired corporation. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the exchange which are part of the plan of reorganization will be considered in determining whether there is a 50% continuing interest through stock ownership as of the effective date of the reorganization.
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It has been represented that there is no plan or intention by shareholders of
Company who own 1% or more of the common stock of Company, and to the best of the knowledge of the management of Company, there is no plan or intention on the part of the remaining Company shareholders to sell, exchange or otherwise dispose of Commercial common stock received in the merger such that the former Company shareholders will afterwards own Commercial common stock having an aggregate value which is less than 50% of the total value of all Company common stock outstanding immediately before the merger. For purposes of this representation, shares of Company common stock exchanged for cash or other property surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Company stock will be treated as outstanding Company stock on the date of the transaction. Moreover, shares of Company stock and shares of Commercial stock held by Company shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered.

In Rev. Rul. 68-526, 1968-2 C.B. 156, the Service held that the acquisition of the assets of a parent corporation and its 60 percent owned subsidiary by another corporation for stock of that corporation and the assumption of liabilities constituted separate tax-free reorganizations when the transactions occurred pursuant to one plan of reorganization. See also Rev. Rul. 76-528, 1976-2 C.B. 103, which indicated that continuity of interest was met in Rev. Rul. 68-526 in the merger of the 60 percent owned subsidiary because of the continuing interest of the shareholders of parent corporation. Although not directly on point, if continuity is met in Rev. Rul. 68-526 it seems that continuity of interest should be met in the Bank Merger by reason of the shareholders of Company meeting the continuity of interest requirement in the Acquisition Merger. In fact, although the Service no longer issues merger ruling, they have issued numerous private letters rulings in which it has held that the continuity interest requirement is met on the bank merger in the side by side mergers of a bank holding company and its wholly owned bank subsidiary into another bank holding company and its wholly owned subsidiary. See Private Letter Rulings ("PLRs") 9325026 (March 24, 1993), 9328042 (April 21, 1993),
9317027 (January 29, 1993), 9240026 (July 6, 1992), 9247016 (August 22, 1992)
and 9237031 (June 16, 1992). Although private letter rulings are not binding on the Service, they do provide some indication of the Service's position regarding an issue.
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It has also been represented that Commercial has no plan or intention to otherwise dispose of the stock of Bank following its merger with Liberty Banks. Accordingly, the continuity of interest requirement should be met in the Acquisition Merger and Bank Merger.

Based on the analysis set forth above, the Acquisition Merger and the Bank Merger should qualify as reorganizations described in Section 368(a)(1)(A).

Section 368(b)(2) provides that, in the case of a reorganization resulting from the acquisition by one corporation of stock or properties of another, the term "a party to a reorganization" includes both corporations. Accordingly, in the Acquisition Merger, Company and Commercial each should be a party to a reorganization. In addition, in the Bank Merger, Liberty Banks and Bank each should be a party to a reorganization.

Section 361(a) provides that no gain or loss shall be recognized to a corporation if such corporation is a party to a reorganization and exchanges property, pursuant to a plan of reorganization, solely for stock or securities in another corporation who also is a party to the reorganization.

Section 357(a) provides that if the taxpayer receives property which would be permitted to be received under Section 361 without the recognition of gain if it were the sole consideration, and as part of the consideration, another party to the exchange assumes a liability of the taxpayer, or acquires from the taxpayer property subject to a liability, then such assumption or acquisition shall not be treated as money or other property, and will not prevent the exchange from being within the provisions of Section 361.
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Section 357(c) provides that in an exchange of property described under Section
368(a)(1)(D)/4/, if the sum of the liabilities assumed plus the amount of the liabilities to which the property is subject, exceeds the basis of the property transferred pursuant to the exchange, then such excess shall be considered gain from the sale of a capital asset or of property which is not a capital asset, as the case may be.

Because Company and Commercial each should be a party to a reorganization and the cash, if any, will be distributed pursuant to the Merger Agreement, no gain or loss should be recognized to Company on the transfer of its property to Commercial in exchange for Commercial common stock and cash, if any. In Rev. Rul. 70-240, 1970-1 C.B. 81, the Internal Revenue Service held that the transfer of property by one corporation, X, to another, Y, where the stock of both corporations are owned 100% by one shareholder, B, is treated as a constructive issuance of Y stock. See also Rev. Rul. 75-383, 1975-2 C.B. 127. Further, because Liberty Banks and Bank each should be a party to a reorganization and it has been represented that the adjusted basis of the assets transferred will exceed the sum of the liabilities assumed, plus the liabilities to which the transferred assets are subject, no gain or loss should be recognized to Liberty Banks on the transfer of its property in constructive exchange for Bank stock in the Bank Merger.

Section 361(c)(1) provides that except as provided in Section 361(c)(2), no gain or loss is recognized to a corporation, which is a party to a reorganization, on the distribution to its shareholders of property pursuant to a plan of reorganization. Section 361(c)(2) provides that the general rule of Section 361(c)(1) does not apply if the corporation distributes property other

------------------
/4/ Section 368(a)(1)(D) provides that a reorganization includes a transfer by a corporation of all or a part of its assets to another corporation if immediately after the transfer the transferor, or one or more or its shareholders is in control of the corporation to which the assets are transferred; but only if, pursuant to the plan, stock or securities of the corporation to which the assets are transferred are distributed in a transaction which qualifies under Section 354, 355 or 356. Section 354(a)(1) provides that no gain or loss will be recognized if stock or securities in a corporation a party to a reorganization are, pursuant to the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization. Section 354(b)(1) states, in part, that the receipt of stock in an exchange pursuant to a reorganization within the meaning of Section 368(a)(1)(D) of the Code does not give rise to gain or loss where the corporation to which the assets are transferred acquires substantially all of the properties of the transferor. In the Bank Merger, Bank will acquire all the assets of Liberty Banks and Commercial will be in control of Liberty Banks and Bank, thus, the transaction may also qualify as a reorganization under Section 368(a)(1)(D).

Board of Directors
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than "qualified property".  Qualified property includes stock in a corporation which is a party to the reorganization if such stock is received by the distributing corporation in the exchange. In the Acquisition Merger, except for cash that may be received by dissenting shareholders, the sole consideration the Company shareholders receive is Commercial stock. Because Commercial should be a party to a reorganization, and the Commercial stock is received by Company in the Acquisition Merger, Commercial stock should be qualified stock.
Accordingly, no gain or loss should be recognized by Company on the distribution of Commercial stock to the former Company shareholders pursuant to the Merger Agreement. In the Bank Merger, Commercial is constructively receiving solely Bank stock. Because Bank should be a party to a reorganization and Bank stock is constructively received in the Bank Merger, the constructive Bank stock should be qualified stock. Accordingly, no gain or loss should be recognized by Liberty Banks on the distribution of the constructive Bank stock to Commercial pursuant to the Merger Agreement.

Section 1032(a) provides that no gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation. In the Acquisition Merger, Company will merge with and into Commercial. Accordingly, Commercial should not recognize any gain or loss as a result of the exchange of its stock for the property of Company. In the Bank Merger, Liberty Banks will merge with and into Bank. Accordingly, Bank should not recognize any gain or loss as a result of the constructive exchange of its stock for the property of Liberty Banks.

Section 362(b) provides that if property was acquired by a corporation in connection with a reorganization, the basis of such property is the same as it was in the hands of the transferor, increased in the amount of gain recognized to the transferor on such transfer. Because Commercial should receive property from Company in connection with a reorganization within the meaning of Section 368(a)(1)(A) and Company should recognize no gain or loss on the transfer, the basis of the assets received by Commercial should be the same as the basis of those assets in the hands of Company immediately prior to the Acquisition
Merger. Because Bank should receive property from Liberty Banks in connection with a reorganization under Section 368(a)(1)(A) and Bank should recognize no gain or loss on the transfer, the basis of the assets
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received by Bank should be the same as the basis of those assets in the hands of
Liberty Banks immediately prior to the Bank Merger.

Section 1223(2) provides that, in determining the period for which the taxpayer has held property, however acquired, there shall be included the period for which such property was held by any other person, if such property has, for purposes of determining gain or loss from a sale or exchange, the same basis (in whole or in part) in his hands as it would have had in the hands of such other person. Because the basis of the assets to be received by Commercial from Company should be the same as the basis of those assets in the hands of Company immediately prior to the transfer, the holding period for the assets of Company to be received by Commercial should include the period during which such assets were held by Company. Because the basis of the assets to be received by Bank from Liberty Banks should be the basis of those assets in the hands of Liberty Banks immediately prior to the transfer, the holding period for the assets of Liberty Banks to be received by Bank should include the period during which such assets were held by Liberty Banks.

Section 354(a)(1) provides that no gain or loss is recognized if stock or securities in a corporation a party to a reorganization are, pursuant to the plan of reorganization, exchanged solely for stock or securities of another corporation a party to the reorganization.

In the Acquisition Merger, because Company and Commercial are each a party to a reorganization and the Company shareholders are exchanging Company stock solely for Commercial stock, the shareholders of Company should recognize no gain or loss on the exchange of the Company stock for Commercial stock (including fractional share interests that they would otherwise be entitled to receive.)

In addition, because Bank and Liberty Banks are each a party to a reorganization and Commercial should be treated as constructively receiving solely Bank stock, Commercial should recognize no gain or loss on the constructive exchange of Liberty Banks stock for Bank stock.

Section 358(a)(1) provides that, in the case of an exchange to which Section 354 applies, the basis of the property permitted to be received under Section 354 without the recognition of gain
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or loss shall be the same as that of the property exchanged, decreased by (i)
the fair market value of any other property (except money) received by the taxpayer, (ii) the amount of any money received by the taxpayer, and (iii) the amount of loss to the taxpayer which was recognized on such exchange, and increased by (i) the amount which was treated as a dividend, and (ii) the amount of gain to the taxpayer which was recognized on such exchange (not including any portion of such gain which was treated as a dividend).

Because the Acquisition Merger should constitute an exchange to which Section 354 applies, the basis of the Commercial common stock (including the fractional share interests that they would otherwise be entitled to receive) in the hands of the Company shareholders should be the same as the basis of the Company stock held immediately before the exchange.

Because the Bank Merger should constitute an exchange to which Section 354 applies, the basis of the constructive Bank common stock in the hands of Commercial should be the same as the basis of the Liberty Banks stock exchanged. Thus, Commercial's basis in the Bank stock should equal the basis of such stock held immediately prior to the Bank Merger, plus its basis in the Liberty Banks stock canceled as a result of the Bank Merger./5/

Section 1223(1) provides that, in determining the period for which the taxpayer has held a capital asset (as defined in Section 1221 or Section 1231) received in an exchange, there shall be included the period for which the taxpayer held the property exchanged if the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis (in whole or in part) in its hands as the property exchanged. Because the basis of the Commercial common stock (including fractional share interests that they would otherwise be entitled to receive) held by the Company shareholders following the Acquisition Merger should have the same basis as the Company stock exchanged, and provided the Company stock exchanged was a capital asset on the date of the exchange, the holding period of the Commercial common stock should include

-----------------------
/5/ The Internal Revenue Service sometimes treats reorganizations structured like the Bank Merger as a reorganization within the meaning of Section 368(a)(1)(A) by reason of the application of Section 368(a)(2)(D) of the Code. If the Bank Merger is a reorganization under Section 368(a)(1)(A) and
    Section 368(a)(2)(D), then the basis of the Bank common stock in the hands of Commercial will be increased, generally, by the net asset basis of Liberty Banks. See Treas. Reg. Section 1.358-6(b) and (c).

Board of Directors
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the period for which the Company stock was held. Because the basis of the Bank common stock constructively received by Commercial should have the same basis as the Liberty Banks common stock, the holding period of Commercial in the Bank common stock constructively received should include the period for which the Liberty Banks common stock was held, provided that such stock was a capital asset on the date of the exchange.

Section 381(a)(2) provides that in the case of the acquisition of the assets of another corporation in a transfer to which Sections 361 and 368(a)(1)(A) apply, the acquiring corporation succeeds to and takes into account, as of the close of the day of such transfer, the items of the transferor described in Section 381(c), subject to the conditions and limitations specified in Section 381(b) and (c). Regulation Section 1.381(a)-1(a) provides that the items of the transferor described in Section 381(c), which the acquiring corporation succeeds to and takes into account are subject to the provisions and limitations specified in Sections 381, 382, 383, and 384 and the regulations thereunder. Because the Acquisition Merger is a transaction to which Sections 361 and
Section 368(a)(1)(A) should apply, Commercial should succeed to and take into account the items of Company described in Section 381(c), subject to the conditions and limitations specified in Section 381(b) and (c). Because the Bank Merger is a transaction to which Sections 361 and Section 368(a)(1)(A) should apply, Bank should succeed to and take into account the items of Liberty Banks described in Section 381(c) subject to the conditions and limitations specified in Section 381(b) and (c).

Regulation Section 1.381(c)(4)-1(a)(1)(ii) provides that, in a transaction to which Sections 361 and 368(a)(1)(A) apply, the acquiring corporation takes into its accounts the dollar balances of those accounts of the transferor corporation which represent reserves for which the transferor corporation has claimed a deduction in computing its taxable income for taxable years ending on or before the date of distribution. Because the Bank Merger is a transaction to which Sections 361 and Section 368(a)(1)(A) should apply, Bank should succeed to and take into account the dollar amount of Savings' reserve for bad debts accumulated in prior years under Section 593.

Section 381(c)(2) and Regulation Section 1.381(c) (2)-1 provide that in the case of a transfer described in Section 381(a), the earnings and profits of the transferor corporation or deficit in
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earnings and profits, are deemed to have been received or incurred by the acquiring corporation as of the close of the date of the transfer, except that any deficit in earnings or profits of either the transferor or the transferee will be used only to offset earnings and profits accumulated after the date of the transfer. Because the merger of Company into Commercial should be a transfer described in Section 381(a), the earnings and profits, or deficit in earnings and profits, of Company should be deemed to have been received or incurred by Commercial as of the close of the date of transfer, except that any deficit in earnings and profits of Company on the one hand, or Commercial on the other hand, should be used only to offset earnings and profits accumulated after the date of the transfer. Because the merger of Liberty Banks with and into Bank should also be a transfer described in Section 381(a), the earnings and profits, or deficit in earnings and profits, of Liberty Banks should be deemed to have been received or incurred by Bank as of the close of the date of transfer, except that any deficit in earnings and profits of Liberty Banks on the one hand, or Bank on the other hand, should be used only to offset earnings and profits accumulated after the date of the transfer.

Rev. Rul. 66-365, provides that cash received by a shareholder as part of a plan of reorganization under Section 368(a)(1)(A) , which is attributable to fractional shares of stock of the acquiring corporation, will be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by the acquirer. Under Section 302(a), such cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed provided the redemption is not essentially equivalent to a dividend.

Rev. Proc. 77-41, provides that the IRS will issue an advance ruling under
Section 302(a) that cash to be distributed to shareholders in lieu of fractional share interests arising in corporate reorganizations will be treated as having been received in part or in full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained for consideration. The purpose of the transaction giving rise to the fractional share interest, the maximum amount of cash that may be received by any one shareholder, and the percentage of the total consideration that will be cash are among the factors that will be considered in determining whether a ruling is to be issued.
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It has been represented that the payment of cash in lieu of fractional shares of
Commercial stock is solely for the purpose of avoiding the expense and inconvenience to Commercial of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the Company shareholders instead of issuing fractional shares of Commercial common stock will not exceed one percent of the total consideration that will be issued in the transaction to the Company shareholders in exchange for their shares of Company stock. The fractional share interests of each Company shareholder will be aggregated, and no Company shareholder will receive cash attributable to the fractional shares in an amount equal to or greater than the value of one full share of Commercial common stock.

Accordingly, cash received by a shareholder of Company otherwise entitled to receive a fractional share of Commercial common stock in the exchange for Company common stock should be treated as if the fractional shares were distributed as part of the exchange and then were redeemed by Commercial. These cash payments should be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a). The receipt of cash should result in gain or loss measured by the difference between the shareholder's basis of such fractional share interest exchanged and the cash received. Such gain or loss should be capital gain or loss to a Company shareholder, provided the Company shareholder's common stock was a capital asset in the shareholder's hands and, as such, would be subject to the provisions and limitations of Subchapter P of Chapter 1.

Section 302(b)(3) provides that if a redemption is in complete redemption of the stock of a corporation owned by a shareholder, such redemption shall be treated as a distribution in part or in full payment in exchange for such stock. In the proposed transaction, former shareholders of Company who dissent to the proposed merger will receive a cash distribution equal to the fair market value of the stock at the time of the redemption. Accordingly, to the extent cash is received by a dissenting Company shareholder, such cash will be treated as received by the Company shareholder as a distribution in redemption of his stock subject to the provisions and limitation of Section 302.

                           *   *  *  *  *  *  *  *  *
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Our opinion is based solely upon:

  . The representations, information, documents, and facts ("representations") referred to in this letter;

  . Our assumption (without independent verification or review) that all of the representations and all of the original, copies, and signatures of documents are accurate, true and authentic;

  . Our assumption (without independent verification or review) that there will be timely execution and delivery of, and performance as required by the representations and documents;

  . Our assumption (without independent verification or review) that all documents pertaining to the proposed transaction and provided for our review are accurate, true and authentic.

Our opinion is limited to those expressed above and we express no opinion with regard to any sections of the Code other than those referred to above. We express no opinion with regard to the taxation of the proposed transaction described herein under the laws of any state, local or foreign jurisdiction. We express the opinions contained herein as of the date of this letter only.

We express no opinion regarding the federal income tax consequences of the transactions which Liberty Financial Corporation entered into on December 31, 1996 (the "December 31, 1996 Transactions") whereby i) ___________, _____________, _____________, _____________, _____________, _____________,
___________, and ___________ merged into KPW Financial Corporation (the predecessor to Liberty Financial Corporation) and ii) Liberty Financial Corporation acquired the stock of Liberty Leasing Company and Liberty Services Corp. Our opinions expressed above are dependent on Company's representation that such transactions were separate and distinct from the merger of Company with and into Commercial and were not consummated in contemplation of the merger of Company with and into Commercial. Furthermore, we express no opinion as to the federal income tax consequences to the
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shareholders of ___________, _____________, _____________, _____________,
_____________, _____________, ___________, and ___________ or to __________,
_____________, _____________, _____________, _____________, _____________,
___________, and ___________ or to Commercial if the Internal Revenue Service determines that the December 31, 1996 Transactions and the transaction described herein are related.

In rendering our opinion, we have necessarily relied on the relevant provisions of the Code the regulations thereunder, and judicial and administrative interpretations thereof which exist as of the date of this letter, all of which are subject to change or modification by subsequent legislative, regulatory, administrative, or judicial decisions. If there are any significant changes to the federal income tax authorities cited above (changes for which we have no responsibility to advise you), our opinion may become invalid and/or necessitate (upon your request) reconsideration. Our opinion is not binding on the Internal Revenue Service.

This opinion letter is solely for your information, for the information of your shareholders, for the information of the Company shareholders and inclusion in Form S-4 as filed with the Securities and Exchange Commission with regard to the transaction described herein. Other than the uses indicated in the preceding sentence, our opinion may not be relied upon, distributed, or disclosed by anyone without the prior written consent of Deloitte & Touche LLP.

We hereby consent to the filing of this letter as an Exhibit to the Registration Statement Form S-4 of Commercial Federal Corporation. We also consent to the references to Deloitte & Touche LLP under the headings: _____________________ contained in the Prospectus/Proxy which is part of this Registration Statement.

Sincerely,




Deloitte & Touche LLP